UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 2, 2005

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 2, 2005, TurboChef Technologies, Inc. (“TurboChef”) and certain of its stockholders (the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, William Blair & Company, L.L.C., Stephens Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”).

Pursuant to the Underwriting Agreement, the Company and the Selling Stockholders agreed to sell to the Underwriters 2,925,000 and 2,075,000 shares, respectively, of TurboChef common stock, and one of the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of TurboChef common stock to cover over-allotments, if any. The shares to be sold by TurboChef and the Selling Stockholders are being offered at a price per share of $20.50.

The form of Underwriting Agreement was Exhibit 1.1 to TurboChef’s Registration Statement on Form S-3 (file no. 333-121818), filed with the Securities and Exchange Commission on January 3, 2005, and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3, filed with the Commission on January 3, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant)

By:	/s/ Dennis J. Stockwell
Dennis J. Stockwell
Vice President, Secretary and General Counsel

Date: February 3, 2005